Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

June 26, 2020

Larimar Therapeutics, Inc. Three Bala Plaza East, Suite 506 Bala Cynwyd, PA 19004

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-8 (the “Registration Statement”) of Larimar Therapeutics, Inc., a Delaware corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers an aggregate of 330,818 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), which are subject to options which were substituted for all outstanding and unexercised options to purchase units of Chondrial Therapeutics Holdings, LLC (“Holdings”) in connection with the Company’s completion of its business combination with Chondrial Therapeutics, Inc. (“Chondrial”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of December 17, 2019 (the “Merger Agreement”), by and among the Company, Zordich Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Chondrial and Holdings, pursuant to which Merger Sub merged with and into Chondrial, with Chondrial surviving as a wholly owned subsidiary of the Company (the “Merger”) and are issuable pursuant to the Company’s Substitute Stock Option Award Agreements with certain employees (the “Substitute Option Award Agreements”). You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issuance of the Shares.

For purposes of this opinion letter, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Ninth Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, the Merger Agreement and such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

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www.pepperlaw.com

Larimar Therapeutics, Inc.

June 26, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares when issued in accordance with the terms of the Substitute Option Grant Award Agreements upon receipt by the Company of the consideration for the Shares specified in the Substitute Option Award Agreements, the Shares will be legally and validly issued, fully paid and nonassessable.

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state, and the federal laws of the United States of America.

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP